SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8th, 2005

Amersin Life Sciences Corporation.
(Exact name of registrant as specified in its charter)

Nevada	0-25553	88-0419476
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

410 Park Avenue, 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (604) 881-2899

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 8th, 2005 the company announced interim fourth quarter operating results for its Chinese subsidiary Hubei Tongji Benda Ebei Pharmaceutical Co. as follows:

•	Revenues from the fourth quarter operations - approximately US$2.5 million (21,000,000 RMB), an increase of 26% over the third quarter.

•	Net Income from fourth quarter operations - approximately US$848,000 (7 million RMB), an increase of 25% over the third quarter.

•
For fiscal 2004, revenue for the eight months of operations as an Amersin subsidiary - US$6.5 million (54 million RMB). Net income for the subsidiary - approximately US$2.2 million (18 million RMB). This exceeds original projections of approximately 1.2 million USD to December 31st, 2004.

Amersin reported no operating revenue in the two fiscal years prior.

A copy of the news release was not filed on Form 8-K at the time. This was an oversight. A copy of the news release announcing the interim estimates is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amersin Life Sciences Corporation. (Registrant)

Date:April 5th, 2005	By:	/s/ H. Y. (Reid) Li
H. Y. (Reid) Li
Title: President and Chief Executive Officer

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